Exhibit 99.1

News Release	News Release

Magnum Hunter Resources Announces the Appointment

of an Executive Vice President and Chief Operating Officer

Irving, TX — (Marketwired) — August 6, 2015 — Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE MKT: MHR.PRC; MHR.PRD; and MHR.PRE) (the “Company” or “Magnum Hunter”) announced today that the Board of Directors has appointed Keith Yankowsky as Executive Vice President and Chief Operating Officer effective September 1, 2015.  Mr. Yankowsky, age 50, will report directly to Gary C. Evans, Chairman and Chief Executive Officer of Magnum Hunter.

Mr. Yankowsky brings more than 28 years of engineering experience, including operations, drilling and completions, within large independent oil and natural gas companies focused on both conventional and unconventional resource plays.  Prior to his appointment at Magnum Hunter, Mr. Yankowsky served as Vice President of Appalachia South Business Unit at Chesapeake Energy Corporation (“Chesapeake”) since 2013.  During his nine year tenure at Chesapeake, he also held the title of Vice President of Engineering Technology and Special Projects and was involved in overseeing a variety of engineering and operational functions specifically related to horizontal drilling and fracture stimulation techniques within the Marcellus and Utica Shale plays.  Mr. Yankowsky played a vital role in the discovery and development of many of the most prolific onshore U.S. unconventional resource plays for Chesapeake.  In addition, he was responsible for the successful development and growth of certain Appalachian assets for Chesapeake and has overseen the successful disposition of some of these assets to other industry competitors.  Prior to joining Chesapeake, Mr. Yankowsky served in various operational and engineering roles at Burlington Resources and Conoco Inc.  Mr. Yankowsky earned a Bachelor of Science in Petroleum Engineering degree from Marietta College, Marietta Ohio.

Mr. Yankowsky commented, “I am honored to join an exceptionally talented Magnum Hunter operations team.  I look forward to utilizing my extensive Appalachian Basin experience to further drive improved production performance and cash cost efficiencies on the Company’s attractive acreage position.”

Management Comments

Mr. Gary C. Evans, Chairman of the Board and Chief Executive Officer of Magnum Hunter, commented, “One of our primary goals as we rebuild our Company has been to attract high quality and experienced personnel.  In order for us to efficiently drill and develop our vast Appalachian leasehold acreage position during this low commodity price environment in a manner that expands EUR’s and at the same time reduces finding costs, we must have this type of talent in-house.  We believe Keith Yankowsky brings all the knowledge and experience we have been seeking.  As a native of the area, a graduate of the college located in the same town as our primary operating office, and having managed and overseen the drilling and completion of over 1,100 wells in this region, we are confident that necessary improvements to our operational performance will occur in the future.”

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are an Irving, Texas based independent exploration and production company engaged in the acquisition, development and production of natural gas, natural gas liquids and crude oil, primarily in the States of West Virginia and Ohio. The Company is presently active in two of the most prolific unconventional shale resource plays in North America, the Marcellus Shale and Utica Shale located in Northwest West Virginia and Southeast Ohio.

Availability of Information on the Company’s Website

Magnum Hunter is providing a reminder that it makes available on its website (at www.magnumhunterresources.com) a variety of information for investors, analysts and the media, including the following:

•                  annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports as soon as reasonably practicable after the material is electronically filed with or furnished to the Securities and Exchange Commission;

•                  the most recent version of the Company’s Investor Presentation slide deck;

•                  announcements of conference calls, webcasts, investor conferences, speeches and other events at which Company executives may discuss the Company and its business and archives or transcripts of such events;

•                  press releases regarding annual and quarterly earnings, operational developments, legal developments and other matters; and

•                  corporate governance information, including the Company’s corporate governance guidelines, committee charters, code of conduct and other governance-related matters.

Magnum Hunter’s goal is to maintain its website as the authoritative portal through which visitors can easily access current information about the Company.  Over time, the Company intends for its website to become a primary channel for public dissemination of important information about the Company.  Investors, analysts, media and other interested persons are encouraged to visit the Company’s website frequently.

Certain information included on the Company’s website constitutes forward-looking statements and is subject to the qualifications under the heading “Forward-Looking Statements” below and in the Company’s Investor Presentation slide deck.

Forward-Looking Statements

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although Magnum Hunter believes that the expectations reflected in the forward-looking statements are reasonable, Magnum Hunter can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings made by Magnum Hunter with the Securities and Exchange Commission (SEC). Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed by Magnum Hunter with the SEC, including Magnum Hunter’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and its Quarterly Reports on Form 10-Q for the fiscal quarters ended after such fiscal year. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” Forward-looking statements speak only as of the date of the document in which they are contained, and Magnum Hunter does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact:

Mark Schuck

AVP Financial Planning and Investor Relations

ir@magnumhunterresources.com

469-444-1643